UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2022
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Item 8.01 Other Events

On July 13, 2022 OptiNose, Inc. (the “Company”) issued a press release announcing that an analysis of pooled data from the ReOpen1 and ReOpen2 trials found that the 372-mcg treatment group achieved a type 1 error controlled statistically significant reduction of 66% in the incidence of exacerbations compared to placebo comparator. Reductions in the number of exacerbations, ranging from 53 to 80%, were found for subgroups of chronic sinusitis patients with or without nasal polyps receiving one or two sprays per nostril of XHANCE twice daily (186 mcg or 372 mcg BID) in additional pre-planned exploratory analyses that were not type 1 error controlled. Exacerbations were defined as a worsening of at least one of the four cardinal symptoms of chronic sinusitis (nasal congestion/obstruction, rhinorrhea, facial pain/pressure, and loss of sense of smell) lasting at least 3 days accompanied by an escalation in medical care, such as doctor visits or antibiotic or steroid prescription. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional detail regarding these findings is set forth below.

Treatment Group	n	Events	LS Mean	Incidence Rate Ratio (Active/PBO)	P-value (1)
Frequency of Exacerbations over 24 Weeks (Full Analysis Set/All Patients)
XHANCE 186 or 372 mcg	362	35	0.081	0.389	0.001
XHANCE 372 mcg	180	15	0.072	0.343	0.002(2)
XHANCE 186 mcg	182	20	0.092	0.441	0.012
Placebo EDS	185	41	0.208	-	-
Frequency of Exacerbations over 24 Weeks (Patients with Nasal Polyps)
XHANCE 186 or 372 mcg	137	12	0.052	0.276	0.005
XHANCE 372 mcg	68	4	0.038	0.203	0.010
XHANCE 186 mcg	69	8	0.070	0.376	0.055
Placebo EDS	69	17	0.187	-	-
Frequency of Exacerbations over 24 Weeks (Patients without Nasal Polyps)
XHANCE 186 or 372 mcg	225	23	0.113	0.472	0.032
XHANCE 372 mcg	112	11	0.113	0.470	0.077
XHANCE 186 mcg	113	12	0.113	0.474	0.076
Placebo EDS	116	24	0.239	-	-
a.The p-value, or probability value, is a measure of statistical significance reflecting the likelihood that an observed result occurred by chance and compares the indicated group to the relevant placebo EDS group. Unless otherwise noted, all p-values shown in this table represent nominal p-values (meaning they are exploratory, not type 1 error controlled) and therefore have an increased possibility of being a chance finding
b.This p-value for all patients receiving XHANCE 372 mcg in the ReOpen Program is a type 1 error controlled statistically significant result. All other p-values shown in this table are nominal p-values.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release issued by OptiNose, Inc., dated July 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Michael F. Marino
Michael F. Marino
Chief Legal Officer
Date: July 13, 2022